                                                                     Exhibit 5.1

                                  [LETTERHEAD]


                                 April 19, 2000


International Sports Wagering Inc.
201 Lower Notch Road
Little Falls, NJ 07424

Gentlemen:

         We have acted as counsel to International Sports Wagering Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offering from time to time by certain holders of 5,885,745 shares of your common stock, $0.001 par value per share (the "common stock"). This opinion is rendered to you in connection with the Registration Statement of Form S-3, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

         In rendering this opinion, we have examined the Certificate of Incorporation and By-Laws, the proceedings of the Board of Directors relating to the issuance of the securities aforementioned and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the common stock is duly authorized and is validly issued, fully paid and nonassessable or will be validly issued, fully paid and nonassessable when such shares of common stock are issued upon exercise of the Option Agreements (the "Options") or Warrants ("Warrants"), as the case may be, pursuant to which they are exercisable in accordance with the terms of such Options or Warrants, as the case may be.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.


                                            Very truly yours,



                                           /s/ Friedman Kaplan & Seiler LLP